                                                                  Exhibit (d)(2)

                                   SCHEDULE B
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                             DATED DECEMBER 16, 1994
                  AS AMENDED AND RESTATED ON DECEMBER 10, 2003
                                     BETWEEN
                         SEI INSTITUTIONAL MANAGED TRUST
                                       AND
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                (FORMERLY, SEI FINANCIAL MANAGEMENT CORPORATION)

This Schedule B supercedes Schedule A to the Investment Advisory Agreement between SEI Institutional Managed Trust and SEI Financial Management Corporation (now SEI Investments Management Corporation) dated December 16, 1994.

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:


Large Cap Value Fund                        0.35%
Large Cap Growth Fund                       0.40%
Tax-Managed Large Cap Fund                  0.40%
Small Cap Value Fund                        0.65%
Small Cap Growth Fund                       0.65%
Tax-Managed Small Cap Fund                  0.65%
Mid-Cap Fund                                0.40%
Core Fixed Income Fund                      0.28%
High Yield Bond Fund                      0.4875%
Real Estate Fund                            0.65%
Large Cap Disciplined Equity Fund           0.40%
Managed Volatility Fund                     0.65%
Small/Mid Cap Equity Fund                   0.65%